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                                                                     EXHIBIT 5.1


                                                                  16 August 1999



Globalstar Telecommunications Limited
Cedar House
41 Cedar Avenue
Hamilton HM 12
Bermuda


Dear Sirs:

GLOBALSTAR TELECOMMUNICATIONS LIMITED (THE "COMPANY")

We have acted as legal counsel in Bermuda to the Company and this opinion as to Bermuda law is addressed to you in connection with the filing by the Company with the Securities and Exchange Commission, Washington D.C. 20549 of a Registration Statement (No. 333-83239) (the "Registration Statement") and related documents in relation to the issue from time to time of some or all of the following securities, in any combination: (i) preferred stock, par value $0.01 per share ("Preferred Stock"), common stock, par value $0.01 per share ("Common Stock") and warrants to purchase the Preferred Stock or the Common Stock (the "Equity Warrants") which may be issued by the Company; and (ii) debt securities which may be issued by Globalstar L.P., a Delaware Limited Partnership ("Globalstar") and Globalstar Capital Corporation, a Delaware corporation ("Globalstar Capital"). The Preferred Stock, Common Stock and Equity Warrants are herein referred to collectively as the "Equity Securities". The Equity Securities may be issued from time to time by the Company after the Registration Statement becomes effective.

For the purposes of this opinion we have examined and relied upon the documents listed in the Schedule to this opinion (the "Documents"). Unless otherwise defined herein, capitalised terms have the meanings assigned to them in the Registration Statement.


ASSUMPTIONS

In stating our opinion we have assumed:-

(a) the authenticity, accuracy and completeness of all Documents submitted to us as originals and the conformity to authentic original Documents of all Documents submitted to us as certified, conformed, notarised, faxed or photostatic copies;
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GLOBALSTAR TELECOMMUNICATIONS LIMITED                             16 August 1999


(b)      the genuineness of all signatures on the Documents;

(c) the authority, capacity and power of each of the persons signing the Documents (other than the Company in respect of the Registration Statement);

(d) that any factual statements made in any of the Documents are true, accurate and complete;

(e) that the Registration Statement is in the proper legal form required under the US Federal securities laws;

(f) that there are no provisions of the laws or regulations of any jurisdiction other than Bermuda which would be contravened by the signature or filing of the Registration Statement or which would have any implication in relation to the opinion expressed herein and that, in so far as any obligation under, or action to be taken under, the Registration Statement is required to be performed or taken in any jurisdiction outside Bermuda, the performance of such obligation or the taking of such action will constitute a valid and binding obligation of the Company under the laws of that jurisdiction and will not be illegal by virtue of the laws of that jurisdiction;

(g) that the search made on 13 August 1999 of the Register of Companies at the office of the Registrar of Companies referred to in paragraph 3 of the First Schedule to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(h) that the search made on 13 August 1999 in the Supreme Court Causes Book at the Registry of the Supreme Court referred to in paragraph 4 of the First Schedule to this opinion was complete and accurate at the time of such search and disclosed all information which is material for the purposes of this opinion and such information has not since such date been materially altered;

(i) that the Resolutions (defined in the Schedule hereto) are in full force and effect and have not been rescinded, either in whole or in part, accurately record the resolutions passed by the Board of Directors of the Company in a meeting which was duly convened and at which a duly constituted quorum was present and voting throughout;

(j) that each Director of the Company , when the Board of Directors of the Company passed the Resolutions, discharged his fiduciary duty owed to the Company and acted honestly and in good faith with a view to the best interests of the Company;
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GLOBALSTAR TELECOMMUNICATIONS LIMITED                             16 August 1999


(k) that the Company will be entering into its obligations under the Registration Statement, when duly signed on behalf of the Company, in good faith for the purpose of carrying on its business and that, at the time it will do so, there will be reasonable grounds for believing that the transactions contemplated by the Registration Statement would benefit the Company;


OPINION

Based upon and subject to the foregoing and subject to the reservations set out below and to any matters not disclosed to us, we are of the opinion that:-

(1) The Company is an exempted company incorporated with limited liability and existing under the laws of Bermuda. The Company possesses the capacity to sue and be sued in its own name and is in good standing under the laws of Bermuda.

(2) The Company has all requisite corporate power and authority to sign the Registration Statement.

(3) The signing of the Registration Statement on behalf of the Company has been duly authorised by all necessary corporate action on the part of the Company.

(4) The Registration Statement is legally and validly binding upon the Company.

(5) When duly authorised, issued and paid for pursuant to and in accordance with the terms of the Registration Statement and the Resolutions, the Equity Securities will be validly issued, fully paid, and (other than the Equity Warrants) non-assessable shares of the Company.

(6) No consent or authorisation of, filing with, or other act by or in respect of, any governmental authority or court of Bermuda is required to be obtained by the Company in connection with the signing by the Company of the Registration Statement or the issue of the Equity Securities except that:-

                  (i) the permission of the Bermuda Monetary Authority will be required for the issue of the Equity Securities by the Company; and

                  (ii) any Prospectus relating to the issue of the Equity Securities by the Company will be required to be filed with the Registrar of Companies pursuant to the requirements of Part III of the Companies Act 1981.

(7)      The signing by the Company of the Registration Statement does not and will not
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GLOBALSTAR TELECOMMUNICATIONS LIMITED                             16 August 1999


         violate, conflict with or constitute a default under (i) any requirement of any law or any regulation of Bermuda or (ii) the Constitutional Documents as that term is defined in paragraph 5 of the Schedule to this opinion.

(8) The transactions contemplated by the Registration Statement are not subject to any currency deposit or reserve requirements in Bermuda. The Company has been designated as "non-resident" for the purposes of the Exchange Control Act 1972 and regulations made thereunder and there is no restriction or requirement of Bermuda binding on the Company which limits the availability or transfer of foreign exchange (i.e. monies denominated in currencies other than Bermuda dollars) for the purposes of the performance by the Company of its obligations under the Registration Statement.

(9) The statements in the Registration Statement under the heading "Bermuda Law" insofar as they purport to describe the provisions of the laws of Bermuda referred to therein, are accurate and correct in all material respects.


RESERVATIONS

We have the following reservations:-

(a) The term "enforceable" as used in this opinion means that there is a way of ensuring that each party performs an agreement or that there are remedies available for breach.

(b) We express no opinion as to the availability of equitable remedies such as specific performance or injunctive relief, or as to any matters which are within the discretion of the courts of Bermuda in respect of any obligations of the Company as set out in the Registration Statement. Further, we express no opinion as to the validity or binding effect of any waiver of or obligation to waive either any provision of law (whether substantive or procedural) or any right or remedy.

(c) Enforcement of the obligations of the Company under the Registration Statement may be limited or affected by applicable laws from time to time in effect relating to bankruptcy, insolvency or liquidation or any other laws or other legal procedures affecting generally the enforcement of creditors' rights.

(d) Enforcement of the obligations of the Company may be the subject of a statutory limitation of the time within which such proceedings may be brought.

(e) We express no opinion as to any law other than Bermuda law and none of the opinions expressed herein relates to compliance with or matters governed by the laws of any jurisdiction except Bermuda. This opinion is limited to Bermuda law
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GLOBALSTAR TELECOMMUNICATIONS LIMITED                             16 August 1999


         as applied by the Courts of Bermuda at the date hereof.

(f) Where an obligation is to be performed in a jurisdiction other than Bermuda, the courts of Bermuda may refuse to enforce it to the extent that such performance would be illegal under the laws of, or contrary to public policy of, such other jurisdiction.

(g) We express no opinion as to the validity, binding effect or enforceability of any provision incorporated into the Registration Statement by reference to a law other than that of Bermuda, or as to the availability in Bermuda of remedies which are available in other jurisdictions.

(h) In order to issue this opinion we have carried out the search referred to in paragraph 3 of the Schedule to this opinion on 13 August 1999 and have not enquired as to whether there has been any change since that date.

(i) In order to issue this opinion we have carried out the search referred to in paragraph 4 of the Schedule to this opinion on 13 August 1999 and have not enquired as to whether there has been any change since that date.

(j) In paragraph (1) above, the term "good standing" means that the Company has received a Certificate of Compliance from the Registrar of Companies.

(k) Any reference in this opinion to shares being "non-assessable" shall mean, in relation to fully-paid shares of the Company and subject to any contrary provision in any agreement in writing between the Company and the holder of shares, that no shareholder shall be obliged to contribute further amounts to the capital of the Company, either in order to complete payment for their shares, to satisfy claims of creditors of the Company, or otherwise; and no shareholder shall be bound by an alteration of the Memorandum of Association or Bye-Laws of the Company after the date on which he became a shareholder, if and so far as the alteration requires him to take, or subscribe for additional shares, or in any way increases his liability to contribute to the share capital of, or otherwise to pay money to, the Company.


DISCLOSURE

This opinion is addressed to you in connection with the filing of the Registration Statement with the Securities and Exchange Commission and is not to be made available to, or relied on by any other person or entity, or for any other purpose, without our prior written consent. We consent to the filing of this opinion as an exhibit to the Registration Statement. We also consent to the reference to our Firm under the caption "Bermuda Law" in the Registration Statement.
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GLOBALSTAR TELECOMMUNICATIONS LIMITED                             16 August 1999


This opinion is addressed to you solely for your benefit and is neither to be transmitted to any other person, nor relied upon by any other person or for any other purpose nor quoted or referred to in any public document nor filed with any governmental agency or person, without our prior written consent, except as may be required by law or regulatory authority. Further, this opinion speaks as of its date and is strictly limited to the matters stated herein and we assume no obligation to review or update this opinion if applicable laws or the existing facts or circumstances should change.

This opinion is governed by and is to be construed in accordance with Bermuda law.

Yours faithfully
APPLEBY SPURLING & KEMPE
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                                    SCHEDULE

1. Copy of the Registration Statement filed 20 July 1999 with the Securities and Exchange Commission (the "Registration Statement").

2. Certified copy of the Unanimous Written Consent of the Board of Directors of the Company dated 15 July 1999 (the "Resolutions");

3. The entries and filings shown in respect of the Company on the file of the Company maintained in the Register of Companies at the office of the Registrar of Companies in Hamilton, Bermuda, as revealed by a search on 13 August 1999.

4. The entries and filings shown in the Supreme Court Causes Book maintained at the Registry of the Supreme Court in Hamilton, Bermuda, as revealed by a search on 13 August 1999 in respect of the Company.

5. Certified copies of the Certificate of Incorporation, Memorandum of Association and Bye-laws adopted 28 April 1988 for the Company (collectively referred to as the "Constitutional Documents").

6. A Certificate of Compliance, dated 13 August 1999 issued by the Ministry of Finance in respect of the Company.